UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, including in its Quarterly Report on Form 10-Q for the three months ended December 31 2017, the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, the “Potential Plaintiffs”) manufactured by General Motors Corporation (“Old GM”) prior to the sale of substantially all the assets of Old GM to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, filed motions seeking authority from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), and/or are members of a putative class covered by those actions.

As previously disclosed, including most recently in a Current Report on Form 8-K filed by the GUC Trust on May 4, 2018, the GUC Trust entered into an agreement (the “Settlement Agreement”) with certain of the Potential Plaintiffs (the “Settlement Agreement Plaintiffs”) to settle the Late Claims Motions and various related issues. The approval of the Bankruptcy Court is required for the Settlement Agreement to be effective.

On May 22, 2018, the GUC Trust and the Settlement Agreement Plaintiffs agreed to amend Sections 2.9 and 2.11 of the Settlement Agreement to clarify the intent of those sections (the “Settlement Agreement Amendments”). The Settlement Agreement Amendments clarify that the Bankruptcy Court’s estimation of the Settlement Agreement Plaintiffs’ claims against the GUC Trust, while subject to appeal, will not afford the Settlement Agreement Plaintiffs the ability to seek jury trials to determine the amount of individual claims for distribution purposes. The Settlement Agreement Amendments further clarify that, if the Settlement Agreement is approved, the Settlement Agreement Plaintiffs will be subject to a complete and irrevocable waiver and release in regards to any claims against the GUC Trust or the GUC Trust Assets (as defined in the Settlement Agreement) upon payment of the Settlement Amount (as defined in the Settlement Agreement). Lastly, the Settlement Agreement Amendments clarify that the Settlement Agreement Plaintiffs will also waive jury trial rights in regards to the determination of the amount of individual claims that are estimated for allowance purposes.

The amended Settlement Agreement was filed with the Bankruptcy Court on May 22, 2018. The foregoing description of the amendments to the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the amended Settlement Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Amended Settlement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: May 30, 2018

	By:	/s/ David A. Vanaskey Jr.
		Name:	David A. Vanaskey Jr.
		Title:	Administrative Vice President of Wilmington Trust Company